UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2020

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY                       10166

   (Address of Principal Executive Offices)                              (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2020 (the “Closing Date”), Golub Capital BDC, Inc. (the “Company”) completed a $330.4 million term debt securitization, of which $297.4 million was funded at closing (the “2020 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which are consolidated by the Company and subject to its overall asset coverage requirement.

The notes offered in the 2020 Debt Securitization (the “2020 Notes”) were issued by Golub Capital BDC CLO 4 LLC (the “2020 Issuer”), an indirect, wholly-owned, consolidated subsidiary of the Company. The 2020 Notes consist of $137.5 million of AAA Class A-1 2020 Notes, which bear interest at the three-month London Interbank Offered Rate (“LIBOR”) plus 2.35%; $10.5 million of AAA Class A-2 2020 Notes, which bear interest at the three-month LIBOR plus 2.75%; $21.0 million of AA Class B 2020 Notes, which bear interest at the three-month LIBOR plus 3.20%; up to $33.0 million A Class C 2020 Notes, which remained unfunded upon closing of the transactions and, if funded, will bear interest at the three-month LIBOR plus a spread set in connection with the funding date but which in no event will be greater than 3.65%; and approximately $108.4 million of Subordinated 2020 Notes, which do not bear interest. The Class A-1 2020 Notes, the Class A-2 2020 Notes and the Class B 2020 Notes were issued through a private placement. The Company indirectly retained all of the Class C and Subordinated 2020 Notes. The Company is permitted, subject to certain conditions, to request a one-time funding of the Class C 2020 Notes, which will not be deemed an additional issuance of notes, but would cause the Class C 2020 Notes to be additional debt of the Company.

As part of the 2020 Debt Securitization, the Company also entered into a credit agreement (the “Credit Agreement”) on the Closing Date pursuant to which various financial institutions and other persons which are, or may become, parties thereto as lenders (the “Lenders”) committed to make $20.0 million of AAA Class A-1-L loans to the Company (the “2020 Loans” and, together with the 2020 Notes, the “2020 Debt”). The 2020 Loans bear interest at the three-month LIBOR plus 2.35% and were fully drawn upon closing of the transactions. Any Lender may elect to convert all or a portion of the Class A-1-L 2020 Loans held by such Lender into Class A-1 2020 Notes upon written notice to the Company in accordance with the Credit Agreement.

The 2020 Debt is backed by a diversified portfolio of senior secured and second lien loans. Through November 5, 2022, all principal collections received on the underlying collateral may be used by the 2020 Issuer to purchase new collateral under the direction of GC Advisors LLC, the Company’s investment adviser (“GC Advisors”), in its capacity as collateral manager of the 2020 Issuer and in accordance with the Company’s investment strategy, allowing the Company to maintain the initial leverage in the 2020 Debt Securitization. The 2020 Notes, other than the Subordinated 2020 Notes, are due on November 5, 2032. The 2020 Loans are scheduled to mature and, unless earlier repaid, the entire unpaid principal balance thereof is due and payable on November 5, 2032. The Subordinated 2020 Notes are due in 2120.

The Company used the proceeds from the 2020 Debt Securitization to, among other things, pay down existing debt, including redeeming the notes (the “2014 Notes”) that were issued by Golub Capital BDC CLO 2014 LLC, a wholly-owned subsidiary of the Company in a term debt securitization that initially funded on June 5, 2014 (the “2014 Debt Securitization”). Following such redemption, the agreements governing the 2014 Debt Securitization were terminated. The 2014 Notes would have otherwise matured on April 25, 2026.

Two loan sale agreements govern the 2020 Debt Securitization. Under the terms of the loan sale agreement entered into upon closing on the Closing Date (the “Closing Date Loan Sale Agreement”) that provided for the sale of assets on the Closing Date to satisfy risk retention requirements, (1) the Company transferred to GC Advisors a portion of its ownership interest in the portfolio company investments securing the 2020 Debt Securitization for the purchase price and other consideration set forth in the Closing Date Loan Sale Agreement and (2) immediately thereafter, GC Advisors sold to the 2020 Issuer all of its ownership interest in such portfolio loans for the purchase price and other consideration set forth in the Closing Date Loan Sale Agreement. Under the terms of the other loan sale agreement (the “Depositor Loan Sale Agreement”) that provided for the sale of assets on the Closing Date as well as future sales from the Company to the 2020 Issuer through Golub Capital BDC CLO 4 Depositor LLC, a direct, wholly-owned and consolidated subsidiary of the Company (the “CLO Depositor”), (3) the Company sold and/or contributed to the CLO Depositor the remainder of its ownership interest in the portfolio company investments securing the 2020 Debt Securitization and participations for the purchase price and other consideration set forth in the Depositor Loan Sale Agreement and (4) CLO Depositor, in turn, sold to the 2020 Issuer all of its ownership interest in such portfolio loans and participations for the purchase price and other consideration set forth in one of the loan sale agreements. Following these transfers, the 2020 Issuer, and not GC Advisors, CLO Depositor or the Company, holds all of the ownership interest in such portfolio company investments and participations. The Company made customary representations, warranties and covenants in these loan sale agreements.

The 2020 Debt is the secured obligation of the 2020 Issuer, and the indenture and the Credit Agreement, as applicable, governing the 2020 Debt include customary covenants and events of default.  The 2020 Debt has not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

GC Advisors serves as collateral manager to the 2020 Issuer under a collateral management agreement and will receive a fee for providing these services. Pursuant to the Company’s third amended and restated investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”), the total fees paid to GC Advisors for rendering collateral management services, which will be less than the management fee payable under the Investment Advisory Agreement, will be offset against such management fee.

The descriptions of the documentation related to the 2020 Debt Securitization contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, incorporated into this Current Report on Form 8-K by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Indenture, dated as of August 26, 2020, by and between Golub Capital BDC CLO 4 LLC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee and Collateral Agent

10.2	Collateral Management Agreement, dated as of August 26, 2020, by and between Golub Capital BDC CLO 4 LLC, as Issuer, and GC Advisors LLC, as Collateral Manager

10.3	Master Loan Sale Agreement, dated as of August 26, 2020, by and among Golub Capital BDC, Inc., as the Seller, GC Advisors LLC, as the Closing Date Seller, Golub Capital BDC CLO 4 LLC, as the Buyer, and GCIC Funding LLC, as the Warehouse Borrower

10.4	Master Loan Sale Agreement, dated as of August 26, 2020, by and among Golub Capital BDC, Inc., as the Seller, Golub Capital BDC CLO 4 Depositor LLC, as the Intermediate Seller, and Golub Capital BDC CLO 4 LLC, as the buyer

10.5	Class A-1-L Credit Agreement, dated as of August 26, 2020, by and among Golub Capital BDC CLO 4 LLC, as Borrower, Various Financial Institutions and Other Persons, as Lenders, and Deutsche Bank Trust Company Americas, as Loan Agent and Collateral Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: September 1, 2020	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer